March 1, 2023

To Management
Notable Labs, Inc.
320 Hatch Drive
Foster City, CA 94404

We are pleased to confirm our acceptance and understanding of the services we are to provide as the Chief Financial Officer of Notable Labs, Inc.

You have requested that we prepare the financial statements of Notable Labs, Inc, which comprise the balance sheet, and the related statements of income, changes in stockholders' equity, and cash flows for the quarters and the years then ended, and the related notes to the financial statements for the periods to be determined. It is understood that the financial statements that we prepare will be reviewed and/or audited by a third part Certified Public Accounting firm, which is independent of our firm.

Our Responsibilities

The objective of our engagement is to—

1) Provide Chief Financial Officer services.

2) Prepare any other necessary financial documents for inclusion in documents to be filed with the Securities and Exchange Commission.

Our engagement cannot be relied upon to identify or disclose any financial statement misstatements, including those caused by fraud or error, or to identify or disclose any wrongdoing within the Company or noncompliance with laws and regulations. However, we will inform the appropriate level of management of any material errors and any evidence or information that comes to our attention during the performance of our review procedures that indicates fraud may have occurred. In addition, we will inform you of any evidence or information that comes to our attention during the performance of our review procedures regarding noncompliance with laws and regulations that may have occurred, unless they are clearly inconsequential. We have no responsibility to identify and communicate deficiencies or material weaknesses in your internal control as part of this engagement.

Your Responsibilities

The engagement to be performed is conducted on the basis that you acknowledge and understand that our role is to prepare the financial documents for the Securities and Exchange Commission filings. You have the following overall responsibilities that are fundamental to our undertaking the engagement:

1. The selection of accounting principles generally accepted in the United States of America as the financial reporting framework to be applied in the preparation of the financial statements.

2. The preparation and fair presentation of financial statements in accordance with accounting principles generally accepted in the United States of America and the inclusion of all informative disclosures that are appropriate for accounting principles generally accepted in the United States of America.

3. The design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

409 Boot Road, Downingtown, PA 19335 • 484-888-8171
www.mcphersoncpa.com • email: samcpherson@mcphersoncpa.com

4. The prevention and detection of fraud.
5. To ensure that the Company complies with the laws and regulations applicable to its activities.
6. The accuracy and completeness of the records, documents, explanations, and other information, including significant judgments, you provide to us for the engagement.
7. To provide us with—
   - access to all information of which you are aware is relevant to the preparation and fair presentation of the financial statements, such as records, documentation, and other matters.
   - unrestricted access to persons within the Company of whom we determine it necessary to make inquiries.

Other Relevant Information

Scott A. McPherson is the engagement person and is responsible for supervising the engagement

Our fees are based will be billed based on the following:

Engagement person	$300
Manager	$200
Staff	$150

Additionally, we are requesting a $5,000 retainer. You will also be billed for out-of-pocket costs such as postage, travel, etc. Our invoices for these fees will be rendered each month as work progresses and are payable on presentation.

You agree to hold us harmless and to release, indemnify, and defend us from any liability or costs, including attorney's fees, resulting from management's knowing misrepresentations to us.

We appreciate the opportunity to be of service to you and believe this letter accurately summarizes the significant terms of our engagement. If you have any questions, please let us know. If you acknowledge and agree with the terms of our engagement as described in this letter, please sign the enclosed copy and return it to us.

Sincerely,

Scott A. McPherson

Acknowledged:
Notable Labs, Inc.

Thomas Bock (Mar 8, 2023 12:59 PST)

Thomas A. Bock, Chief Executive Officer

Mar 8, 2023

Date